CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Gulf Power Company on Form S-3 of our reports dated March 1, 2004 relating to the financial statements and financial statement schedule as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of Gulf Power Company for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Atlanta, Georgia
August 6, 2004